UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, M&N Group Holdings, LLC (“Group Holdings”) and Manning & Napier Group, LLC (“Group”), of which Manning & Napier, Inc. (the “Registrant”) is the managing member and a holder of its Class A units, entered into a Redemption Agreement (the “Redemption Agreement”) whereby Group redeemed 498,497 Class A units held by Group Holdings in exchange for the redemption price of $7,412,650.39 (the “Exchange”). Such Exchange took place as a result of the existing exchange agreement established during the Registrant’s initial public offering, which provided the Registrant’s founder, management team and certain other employees the opportunity to exchange on an annual basis a portion of their interests in Group for either cash or shares of the Registrant’s Class A common stock. Subsequent to the Exchange, the Class A units were retired. As a result of the exchange, the Company’s ownership interest in Group has correspondingly increased.

A copy of the Redemption Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On April 1, 2013, Manning & Napier, Inc. issued a press release announcing the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Redemption Agreement between M&N Group Holdings, LLC and Manning & Napier Group, LLC, dated March 29, 2013

99.1	Press Release issued by Manning & Napier, Inc. on April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: April 1, 2013	By:	/s/ Patrick Cunningham
Name: Patrick Cunningham Title: Chief Executive Officer